EXHIBIT 10.2

LENCO MOBILE, INC.
2011 NONSTATUTORY STOCK OPTION PLAN

EFFECTIVE AS OF DECEMBER 27, 2011

LENCO MOBILE, INC.
2011 NONSTATUTORY STOCK OPTION PLAN

EFFECTIVE AS OF DECEMBER 27, 2011

SECTION 1.                                INTRODUCTION.

The Board adopted this Plan effective as of December 27, 2011 (the “Adoption Date”) subject to Section 12 below.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Key Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.  In addition, this Plan is intended to fulfill certain Company compensatory obligations owed to Key Employees arising from the iLoop Acquisition.

The Plan seeks to achieve these purposes by providing for Awards in the form of Nonstatutory Stock Options.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).  Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Stock Option Agreement.

SECTION 2.                                DEFINITIONS.

(a)           “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)           “Award” means any award of an Option under the Plan.

(c)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)           “California Participant” means a Participant whose Award, when granted, was issued in reliance either on section 25111, 25112 or 25113 of the California Corporations Code.  Solely to the extent required to comply with the requirements of the California Corporate Securities Law of 1968 at the time of Grant and thereafter, Awards to California Participants shall also be subject to the additional terms specified in Appendix A.  The Committee, in its discretion, may also elect to include some or all of the Appendix A terms in Awards to Participants who are not California Participants.  Appendix A is a part of this Plan.

(e)          “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations (up to the maximum amount permitted by applicable law or to avoid liability accounting) relating to the Option.

(f)           “Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement, (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant's negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company's or a Subsidiary’s or an Affiliate's business, financial condition, prospects and/or reputation.  In each of the foregoing subclauses (i) through (vi), whether or not a "Cause" event has occurred will be determined by the Committee in its sole discretion and the Committee’s determination shall be conclusive, final and binding.

(g)           “Change in Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i)            The consummation of an acquisition, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such acquisition, merger, consolidation or other reorganization is owned by persons who in the aggregate owned less than 20% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such acquisition, merger, consolidation or other reorganization;

(ii)           The sale, transfer or other disposition of all or substantially all of the Company's assets; or

(iii)           When a majority of the members of the Board shall not be Company Incumbent Directors.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.  For avoidance of doubt, the consummation of the iLoop Acquisition is not a Change in Control for purposes of this Plan.

(h)            “Code” means the Internal Revenue Code of 1986, as amended.

(i)             “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.  If no Committee has been appointed, the full Board shall constitute the Committee.

(j)             “Common Stock” means the Company’s common stock, par value $0.001 per share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(k)            “Company” means Lenco Mobile Inc., a Delaware corporation.

(l)             “Company Incumbent Directors” means (A) individuals who as of the Adoption Date are members of the Board, (B) individuals elected or directors of the Company subsequent to the Adoption Date for whose election proxies shall have been solicited by the Board, or (C) any individual elected or appointed to the Board to fill vacancies of the Board caused by death or resignation (but not by removal) or to fill newly created directorships.

(m)           “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

(n)            “Director” means a member of the Board who is also an Employee.

(o)            “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  The Disability of a Key Employee shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(p)            “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Exercise Price” means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

(s)            “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i)           If the Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the last trading date preceding the date of determination;

(ii)           If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the closing price reported by the OTC Bulletin Board for the last trading date preceding such date of determination; and

(iii)           If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication).  Such determination shall be conclusive and binding on all persons.

(t)            “Grant” means any grant of an Option under the Plan.

(u)           “iLoop Acquisition” means the Company's acquisition of iLoop in accordance with The Amended and Restated Agreement and Plan of Merger, dated as of December [21], 2011, by and among the Company, QLP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, iLoop, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholders’ Representative.

(v)           “iLoop” means iLoop Mobile, Inc., a Delaware corporation.

(w)          “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422.

(x)           “Key Employee” means any individual who (i) is either an employee, director and/or consultant of iLoop as of the consummation of the iLoop Acquisition, (ii) is an Employee, Director, Non-Employee Director and/or Consultant as of the date of Grant of his/her Award, and (iii) is affirmatively selected by the Committee to be a grantee of an Award.

(y)           “Non-Employee Director” means a member of the Board who is not an Employee.

(z)           “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(aa)         “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(bb)        “Option” means a NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(cc)         “Optionee” means an individual, estate or other entity that holds an Option.

(dd)         “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ee)         “Participant” means an individual or estate or other entity that holds an Award.

(ff)          “Plan” means this Lenco Mobile, Inc. 2011 Nonstatutory Stock Option Plan as it may be amended from time to time.

(gg)        “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).

(hh)        “SEC” means the Securities and Exchange Commission.

(ii)           “Section 16 Persons” means those Officers or Directors or Non-Employee Directors or other persons who are subject to Section 16 of the Exchange Act.

(jj)           “Section 280G Approval” means the separate approval by stockholders owning more than 75% of the voting power of all outstanding stock of the Company entitled to vote immediately before a Change in Control which approval shall be obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, including any successor thereof, and the regulations promulgated thereunder, as determined by the Committee in its sole discretion.

(kk)         “Securities Act” means the Securities Act of 1933, as amended.

(ll)           “Service” means service as an Employee, Director, Non-Employee Director or Consultant.  Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate.  The Committee determines when Service commences and when Service terminates.  A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Committee determines which leaves count toward Service and when Service terminates for all purposes under the Plan.

(mm)        “Share” means one share of Common Stock.

(nn)          “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

(oo)          “Stockholders Agreement” means any applicable agreement between the Company’s stockholders and/or investors that provides certain rights and obligations for all stockholders.

(pp)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(qq)          “Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.

(rr)           “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3.                                ADMINISTRATION.

(a)            Committee Composition.  A Committee appointed by the Board shall administer the Plan.  Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

To the extent required, the Committee shall have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 of the Exchange Act that may administer the Plan with respect to Key Employees who are not Section 16 Persons, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.  To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

(b)           Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  Such actions shall include without limitation:

(i)             selecting Key Employees who are to receive Awards under the Plan;

(ii)            determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii)           correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv)           accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)            interpreting the Plan and any Award agreements;

(vi)           making all other decisions relating to the operation of the Plan; and

(vii)          adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.  The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion.  The Committee’s decisions and determinations will be afforded the maximum deference provided by law.

(c)           Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.                                GENERAL.

(a)           Eligibility.  Only Key Employees may receive Awards under this Plan.

(b)           No Incentive Stock Options.  No ISOs may be granted under this Plan.

(c)           Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

(d)           Beneficiaries.  A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)           Performance Conditions.  The Committee may, in its discretion and subject to Appendix A, include performance conditions in any Award.

(f)           Stockholder Rights.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company.  No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 8.  The issuance of an Award may be subject to and conditioned upon the Participant’s agreement to become a party to a Stockholders Agreement and be bound by its terms.

(g)           Buyout of Awards.  The Committee may at any time offer to buy out, for a payment in cash or cash equivalents (including without limitation Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Committee shall establish.

(h)           Termination of Service.  Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards subject to Appendix A, the following rules shall govern the vesting, exercisability and term of outstanding Options held by a Participant in the event of termination of such Participant's Service (in all cases subject to the term of the Option):  (i) if the Service of a Participant is terminated for Cause, then all Options shall terminate and be forfeited immediately without consideration; (ii) if the Service of Participant is terminated for any reason other than for Cause, death or Disability, then the vested portion of his/her then-outstanding Options may be exercised by such Participant or his or her personal representative within three months after the date of such termination and all unvested portions of any outstanding Options shall be forfeited without consideration as of the date of such termination; or (iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options may be exercised within twelve months after the date of termination of Service and all unvested portions of any outstanding Options shall be forfeited without consideration as of the date of such termination.

(i)            Suspension or Termination of Awards.  If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant's right to exercise any Option pending a determination of whether there was in fact an act of Cause.  If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option whatsoever and all of Participant's outstanding Awards shall then terminate without consideration.  Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(j)            Code Section 409A.  Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.  If upon a Participant’s “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) ten (10) days after the Company receives written notification of the Participant’s death.  Any such delayed payments shall be made without interest.

(k)           Electronic Communications.  Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(l)             Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(m)           Liability of Company.  The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected but not realized by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(n)            Reformation.  In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 5.                                SHARES SUBJECT TO PLAN.

(a)            Basic Limitation.  The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares.  The aggregate number of Shares reserved for Awards under the Plan shall equal 10,984,000 Shares, subject to adjustment pursuant to Section 8.

(b)            No Share Recycling.  Once an Award has been granted, then as of its Grant date, the number of Shares underlying such Award shall fully count toward the Share Limit irrespective of whether or not such Award is ultimately fully exercised or terminated or whether some Shares subject to the Award are not actually issued to the Participant.

(c)            Dividend Equivalents.  No dividend equivalents shall be permitted with respect to any outstanding Options.

SECTION 6.                                TERMS AND CONDITIONS OF OPTIONS.

(a)            Stock Option Agreement.  Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)            Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

(c)            Exercise Price.  An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of Grant.

(d)            Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided, however that the term of an Option shall in no event exceed ten (10) years from the date of Grant.  No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e)            Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or may accept the cancellation of outstanding stock options granted by the Company in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.  The Committee may in its discretion Re-Price outstanding Options.  No modification of an Option shall, without the consent of the Optionee, impair his or her rights under such Option.

(f)            Transferability of Options.  Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee.  No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7.                                PAYMENT FOR OPTION SHARES.

(a)           General Rule.  The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement.  The Committee may, in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b)            Surrender of Stock.  To the extent that this Section 7(b) is made applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c)            Cashless Exercise.  To the extent that this Section 7(c) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)            Net Exercise.  To the extent that this Section 7(d) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through a “net exercise” arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares.  Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date.  The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee.  No fractional Shares will be created as a result of a net exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii).

(e)            Other Forms of Payment.  To the extent that this Section 7(e) is made applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.                         ADJUSTMENTS.

(a)            Adjustments.  In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i)           The Share Limit specified in Section 5(a);

(ii)           the number and kind of securities available for Awards under Section 5;

(iii)           the number and kind of securities covered by each outstanding Award;

(iv)           the Exercise Price under each outstanding Option; and

(v)           the number and kind of outstanding securities issued under the Plan.

(b)            Participant Rights.  Except as provided in this Section 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this Section 8, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)            Fractional Shares.  Any adjustment of Shares pursuant to this Section 8 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 9.                         EFFECT OF A CHANGE IN CONTROL.

(a)            Merger or Reorganization.  In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b)            Acceleration of Vesting.  Except as otherwise provided in the applicable Stock Option Agreement, in the event that a Change in Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 9(a), no acceleration of vesting shall occur.  In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Awards pursuant to Section 9(a), the Committee in its discretion may provide that all Awards shall vest and become exercisable as of immediately before such Change in Control.  The Committee may also in its discretion include in an Award agreement a requirement that unless Section 280G Approval has been obtained, no acceleration of vesting shall occur with respect to an Award to the extent that such acceleration would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of such Change in Control, result in a “parachute payment” as defined under Code Section 280G.

SECTION 10.                         LIMITATIONS ON RIGHTS.

(a)            Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant, Director or Non-Employee Director of the Company, a Parent, a Subsidiary or an Affiliate or to receive any future Awards under the Plan.  The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b)            Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c)            Dissolution.  To the extent not previously exercised or settled, all Options shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

(d)            Clawback Policy.  The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”).  In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 11.                         WITHHOLDING TAXES.

(a)            General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any payment under the Plan until such obligations are satisfied.

(b)            Share Withholding.  The Committee in its discretion may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation).  Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.  The Committee may also, in its discretion, permit a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law or to avoid liability accounting) related to an Award through a sale of Shares underlying the Award or, in the case of Options, through a net exercise or Cashless Exercise.

SECTION 12.                         DURATION AND AMENDMENTS.

(a)            Term of the Plan.  The Plan, as set forth herein, is effective on the Adoption Date.  The Plan shall terminate on the earliest of (i) the day before the tenth anniversary of the Adoption Date, (ii) January 31, 2012 if the consummation of the iLoop Acquisition has not yet occurred, or (iii) any earlier date pursuant to this Section 12.  No Awards may be granted under this Plan prior to the consummation of the iLoop Acquisition. This Plan will not in any way affect outstanding awards that were issued under any other Company prior equity compensation plans.

(b)           Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason.  No Awards shall be granted under the Plan after the Plan’s termination.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.  In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.  In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 13.                         EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

LENCO MOBILE, INC.

By:	/s/ Michael Levinsohn
Name: Michael Levinsohn
Title: Chief Executive Officer

APPENDIX A

Additional Terms of Awards to California Participants

To the extent necessary to comply with the California Corporate Securities Law of 1968 as amended, the following additional terms listed under items 1 through 6 below shall apply to any Award that is granted to a California Participant ("California Award"):

1.               With respect to a California Award issued to any California Participant who is not an officer, director, or consultant, such California Award shall become exercisable at the rate of at least 20% per year over five years from the date of Grant subject to continuous Service status.

2.               The following rules shall apply to any California Award in the event of termination of the California Participant’s Service:

(a)             If such termination was for reasons other than death or Disability or cause, the California Participant shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding Options (but in no event later than the expiration of the term of such Option established by the Committee as of the Grant date).

(b)            If such termination was due to death or Disability, the California Participant shall have at least six months after the date of such termination to exercise any of his/her vested outstanding Options (but in no event later than the expiration of the term of such Option established by the Committee as of the Grant date).

(c)             Post-termination, the Company’s right to repurchase from the California Participant any vested Shares that the California Participant has acquired from a California Award shall include the following terms:  (A) the Company’s right to repurchase must be exercised within the later of six months after (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option exercise, (B) the repurchase price shall not be less than the Fair Market Value of the Shares as of the date of termination, and (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness, and (D) such repurchase right shall lapse when no longer required under California state securities laws.

(d)            Post-termination, the Company’s right to repurchase from the California Participant any unvested Shares that the California Participant has acquired from a California Award shall include the following terms:  (A) the Company’s right to repurchase must be exercised within the later of six months after: (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option exercise, (B) the repurchase price shall not be less than the original purchase price of the Shares, (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness and (D) such repurchase right shall lapse at the rate of at least 20% of the total Shares subject to the Award over the five year period following the date of Grant subject to the California Participant's continuous Service status.

3.               In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company, then there shall be a proportionate adjustment of (i) the number of Shares purchasable under each outstanding Option, (ii) the Exercise Price of each outstanding Option and (iii) the number of outstanding Shares issued under the Plan.

4.               Shares acquired under a California Award shall carry equal voting rights as similar equity securities on all matters where such vote is permitted by applicable law.

5.               The Company shall furnish summary financial information of the Company’s financial condition and results of operations, consistent with the requirements of applicable California regulations, at least annually to each California Participant during the period such California Participant has one or more California Awards outstanding, and in the case of a California Participant who acquired Shares from a California Award, during the period such California Participant owns such Shares.  The Company shall not be required to provide such information to those California Participants whose duties in connection with the Company assure their access to equivalent information.  The information provided does not need to be audited financial information.

6.              Except if the requisite super-majority approval of at least two-thirds of outstanding Company securities entitled to vote as provided in section 260.140.45(a) of Title 10 of the California Code of Regulations is obtained, at no time shall the total number of securities issuable under this Plan exceed 30% of the Company's then outstanding securities (measured on an as if converted basis with respect to securities convertible into Shares) as calculated under section 260.140.45 of Title 10 of the California Code of Regulations.

In addition to the above items in this Appendix A, with respect to any California Participant who at one time was holding one or more California Awards but no longer has any such outstanding California Awards, such California Participant shall be required to promptly provide the Company with written notice as soon as such California Participant no longer is holding any Shares that were issued under a California Award.  For avoidance of doubt, the obligation to provide this notice to the Company shall apply even if the California Participant is no longer providing Service and/or is no longer holding outstanding California Awards (but is holding Shares that were issued under a California Award).  The requirements of this paragraph shall no longer be applicable once the Company's obligations under item 5 in this Appendix A are no longer applicable.